EXHIBIT 10.8






                           MASTER MANAGEMENT AGREEMENT




                                     between





                            ENN LEASING COMPANY, INC.



                                       and



                     CROSSROADS HOSPITALITY COMPANY, L.L.C.





                                 January 1, 2001








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                           MASTER MANAGEMENT AGREEMENT


         This Master Management Agreement ("Agreement") is made this 1st day of January, 2001 by and between ENN LEASING COMPANY, INC., a Tennessee corporation, whose principal place of business is 7700 Wolf River Boulevard, Germantown, Tennessee 38138 (hereinafter referred to as "Lessee"), and CROSSROADS HOSPITALITY COMPANY, L.L.C., a Delaware limited liability company, whose principal place of business is Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220 (hereinafter referred to as "Manager").


                                   RECITATIONS

         WHEREAS, Lessee is the lessee of certain hotels more fully described in Exhibit A attached hereto (individually, a "Hotel" and collectively, the "Hotels");

         WHEREAS, subject to the terms and provisions of this Agreement, Lessee desires to have Manager manage and operate the Hotels; and

         WHEREAS, Manager is willing to perform such services as agent of and for the account of the Lessee in accordance with the terms hereof.

         NOW THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 Accounting Period shall mean each of twelve (12) accounting periods of one (1) calendar month occurring each Fiscal Year.

         Section 1.2 Additional Incentive Fee. The term Additional Incentive Fee as used in this Agreement shall have the meaning set forth in Section 9.2 hereof.

         Section 1.3 Base Management Fee. The term Base Management Fee as used in this Agreement shall have the meaning set forth in Section 9.1 hereof.

         Section 1.4 Consumer Price Index: The term Consumer Price Index as used in this Agreement shall mean the "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items for Urban Consumers (1982-1984 = 100) (CPI-U).

         Section 1.5 Fiscal Year. The term Fiscal Year shall mean a Calendar Fiscal Year starting on January 1 and ending on December 31 or portion thereof depending upon the Management Commencement Date (as defined in Section 1.9 hereof) and the applicable Termination Date (as defined in Section 11.1 hereof).




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         Section 1.6 Gross Operating Revenues. The term Gross Operating Revenues as used in this Agreement shall mean all receipts, revenues, income and proceeds of sales of every kind received by Manager directly or indirectly from the operation of the Hotels. Gross Operating Revenues shall exclude all sales and excise taxes and any similar taxes collected as direct taxes payable to taxing authorities; gratuities or service charges collected for payment to and paid to employees; credit or refunds to guests; proceeds of insurance, save and except for proceeds of insurance with respect to use and occupancy or business interruption insurance; proceeds of sales of real estate and/or FF&E; proceeds of refinancings; and proceeds of condemnation.

         Section 1.7 Gross Operating Profit. The term "Gross Operating Profit" as used in this Agreement shall mean the excess, during each Fiscal Year (and proportionately for any period less than a Fiscal Year), of Gross Operating Revenues over expenses and deductions incurred in the operation of the Hotels by Manager in fulfilling its duties hereunder during such period, determined in accordance with the accounting system established by the Uniform System (except as modified by this Agreement). In arriving at Gross Operating Profit, all expenses shall be proper deductions from Gross Operating Revenues insofar as they relate to the operation of the Hotels including all Base Management Fees, license fees, and direct out-of-pocket charges of employees of Manager or its affiliates as well as corporate charges (as described below); provided, however, in arriving at Gross Operating Profit, there shall be no deduction for any Incentive Fees, any Additional Incentive Fees, or any of the following fixed charges: property taxes, insurance, capital leases, reserve for replacements and debt service and/or lease payments.

In accordance with Manager's past practices, out-of-pocket costs and corporate charges include, but are not limited to the following:

         (a) travel costs for corporate staff traveling specifically on behalf of or for the benefit of the Hotel;

         (b) express mail and regular postage for items sent specifically to or on behalf of the Hotel, which would include accounts payable checks, weekly invoices and accounting information to and from the Hotel, payroll checks and reports from ADP and other documents necessary for the efficient operation of the Hotel;

         (c) telephone and fax costs specifically for the Hotel, tracked on an individual call basis;

         (d) costs of photocopying specifically for the Hotel, tracked electronically by copier code.

         In addition, in accordance with Manager's past practices, certain corporate charges are billed on a consolidated or group basis to all hotels operated by Manager and are allocated to the individual Hotels. These charges include, but are not limited to:

         (a)  Smith Travel Research reports;

         (b) Human Resource forms, including employment applications, pamphlets, newsletters, employee manuals and other employment related forms;

         (c) costs for envelopes and check stock for accounts payable allocated on an actual check processed basis;

         (d) ADP payroll processing costs billed on a per active employee contract basis;




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         (e)  record storage charges for each Hotel, which is based on mandatory record retention schedules;

         (f) prorated share of the costs for regional and national conferences attended by employee(s) of the Hotel.

         Section 1.8 Incentive Fee. The term Incentive Fee as used in this Agreement shall have the meaning set forth in Section 9.2 hereof.

         Section  1.9  Management   Commencement   Date.  The  term   Management
Commencement  Date as used in this Agreement shall have the meaning set forth in
Section 2.2 hereof.

         Section 1.10 Operating Funds. The term Operating Funds as used in this Agreement shall have the meaning set forth in Section 6.2 hereof.

         Section 1.11 Ramp-Up Hotels. The term Ramp-Up Hotels as used in this Agreement shall mean the Chicago, IL Homewood Suites, the Orlando, FL Homewood Suites, the Seattle, WA Homewood Suites and the Winston-Salem, NC Holiday Inn.
         Section 1.12 RevPAR. The term RevPAR as used in this Agreement shall mean revenue per available room.

         Section 1.13 Uniform System. The term Uniform System as used in this Agreement shall mean the Uniform System of Accounts for Hotels, "Ninth Revised Edition", 1996, as revised and adopted by the Hotel Association of New York City, Inc., from time to time and as modified by applicable provisions of this Agreement.

         Other terms are defined in the Recitations and the further provisions of this Agreement, and shall have the respective meanings there ascribed to them.






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                                   ARTICLE II

                            ENGAGEMENT OF MANAGER AND
                    COMMENCEMENT OF MANAGEMENT OF THE HOTELS

         Section 2.1 Engagement of Manager to Manage Hotels. Lessee hereby appoints Manager as Lessee's exclusive agent, subject to the terms of this Agreement, to supervise, direct and control the management and operation of the Hotels, and Manager hereby undertakes and agrees to perform, as the agent of and for the account of Lessee, all of the services and to comply with all of the provisions of this Agreement, upon all of the terms and conditions hereinafter set forth.

         Section 2.2   Management Commencement Date and Pre-Commencement
Activities.

         A. Manager shall assume management and operation of the Hotels at 12:01 A.M. on January 1, 2001 (the "Management Commencement Date").


                                   ARTICLE III

                             OPERATION OF THE HOTELS
                     AFTER THE MANAGEMENT COMMENCEMENT DATE

         Section 3.1 Authority of Manager. On and after the Management Commencement Date, the Manager shall have the exclusive authority and duty to direct, supervise, manage and operate the Hotels in an efficient and economical manner and to determine the programs and policies to be followed in connection therewith, all in accordance with the provisions of this Agreement and the approved Annual Business Plan (or the Annual Business Plan being used pursuant to Section 8.2 hereof). Subject to the provisions of this Agreement, Manager shall have the discretion and absolute control in all matters relating to the management and operation of the Hotels. Without limiting the generality of the foregoing, Manager shall have the authority and duty to:


         A. Subject to Section 3.3 hereof, recruit, employ, relocate, pay, supervise, and discharge all employees and personnel necessary for the operation of the Hotels. Included in the foregoing shall be the determination of all personnel policies.

         B. Establish all prices, price schedules, rates and rate schedules, rents, lease charges, and concession charges, all within the parameters of the approved Annual Business Plan (or the Annual Business Plan being used pursuant to Section 8.2 hereof); provided, "trade-outs" in excess of one thousand dollars ($1,000) per hotel per Accounting Period shall be approved by Lessee.

         C. Subject to Section 12.2(B) hereof, administer leases, license and concession agreements for all public space at the Hotels, including all stores, office space and lobby space. All such leases, licenses or concessions shall be in Lessee's name and may be executed by Manager on Lessee's behalf; provided, however, any such lease, license or concession for a term in




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                  excess of one (1) year shall be approved by Lessee, which
                  approval shall not be unreasonably withheld or delayed.

         D. Negotiate and enter into, on behalf of the Lessee, service contracts and licenses required in the ordinary course of business in operating the Hotels provided, however, any contract for a term in excess of one (1) year shall be approved by Lessee, which approval shall not be unreasonably withheld or delayed.

         Section 3.2 Employees. Manager or an affiliate of Manager shall be the employer of all employees in the Hotels. Lessee's and Manager's agents and employees, but excluding any affiliates of Manager who provide consulting services to Manager in connection with the Hotels (e.g., Continental Design and Supplies Company, L.L.C.), shall be acting as the agent of the Lessee. Manager shall have complete authority over pay scales and all benefit plans, subject to Lessee's approval of the Annual Business Plan described in Article VIII hereof.

         Section 3.3 Key Hotel Management Personnel. With respect to the General Manager and the Director of Sales ( or the Sales Manager, if there is not a Director of Sales position at a Hotel) of the Hotels (the "Key Hotel Management Personnel"), Lessee shall have the following rights:

         (A) Lessee shall have the right to approve the appointment of any Key Hotel Management Personnel at a Hotel that occurs within one (1) year prior to the applicable Scheduled Termination Date of such Hotel (as defined in Section 11.1 hereof).

         (B) Manager shall provide to Lessee at least ten (10) days prior notice of any transfers of Key Hotel Management Personnel from a Hotel that will occur within six (6) months prior to the applicable Scheduled Termination Date of such Hotel (as defined in Section 11.1 hereof) and Manager shall permit Lessee to speak with any such Key Hotel Management Personnel regarding possible continued employment at the Hotel subsequent to the Scheduled Termination Date.

         (C) Lessee shall have the right to approve all transfers of Key Hotel Management Personnel from a Hotel to another hotel also managed by Manager that is in the same market, if such transferee hotel is not owned by Lessee or an affiliate. For the purposes of this Section 3.3(C), "market" shall mean
                  (i) the Hotel's current competitive set as listed in the Hotel's Smith Travel Research Report plus (ii) any new competitor hotels that are or would be included in such competitive set.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit Manager from terminating or disciplining any Key Hotel Management Personnel in accordance with Manager's employment practices, policies and procedures consistently applied.

         Section 3.4 Purchases from Manager's Affiliates and National Account Vendors. Manager shall be permitted to utilize both Manager's affiliates and the national account vendors of Manager or Manager's affiliates in contracting for goods or services for the Hotels; provided, however, if Lessee demonstrates to Manager that another vendor will provide the same goods or services at a cost which is more than ten percent (10%) below the cost of the goods or




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services obtained through Manager's affiliate or the national account vendor and on equal terms and quality, Lessee may require Manager to purchase such goods or services from such other vendor following the expiration or termination of the then existing contract for such goods and services. Notwithstanding the foregoing, Lessee cannot require Manager to terminate any then existing contract with a third-party vendor for goods or services prior to its scheduled termination or expiration date. Attached hereto as Schedule 3.4 is a list of the existing service or purchase contracts with national account vendors in place at the Hotels, which contracts cannot be terminated without penalty upon thirty
(30) days or less notice to the vendor.


                                   ARTICLE IV

                        OPERATING EXPENSES PAID BY LESSEE

         Section  4.1  Expenses   Incurred  by  Manager  on  Behalf  of  Lessee.
Everything done by Manager in the performance of its obligations and all expenses incurred under this Agreement shall be for and on behalf of Lessee and for its account. All debts and liabilities arising in the course of business of the Hotels are and shall be the obligations of Lessee, and Manager shall not be liable for any of such obligations by reason of its management, supervision and operation of the Hotels for Lessee. Unless expressly stated herein, neither Manager nor any of its Affiliates shall be obligated to advance any of its own funds to or for the account of Lessee, nor to incur any liability unless Lessee shall have furnished Manager with funds necessary for the discharge thereof prior to incurring such liability.


                                    ARTICLE V

                              COMPLIANCE WITH LAWS

         Section 5.1 Compliance by Manager and Lessee After Management Commencement Date. Manager shall make all reasonable efforts, at expense of Lessee, to comply with all laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any governing authority, including, without limitation, the state and local liquor authorities, the Board of Fire Underwriters and the requirements of any insurance companies covering any of the risks against which the Hotels are insured. If the cost of compliance exceeds Two Thousand Five Hundred Dollars ($2,500) in any instance, Manager shall promptly notify Lessee, and Lessee shall promptly provide Manager with funds for the payment of such costs.

         Section 5.2 Lessee's Right to Contest or Postpone Compliance. With respect to a violation of any such laws or rules, the Lessee shall have the right to contest any of the foregoing and postpone compliance pending the determination of such contest, if so permitted by law and not detrimental to the operation of the Hotels, but in such event, Lessee shall indemnify and hold harmless Manager from any loss, cost, damage or expense, as a result thereof (but excluding any loss, cost, damage or expense resulting from Manager's failure to notify Lessee of the need to comply with a law or rule, of which Lessee would not otherwise have notice).

         Section 5.3 Manager's Right to Terminate Agreement. Notwithstanding anything in this





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Agreement to the contrary but subject to Article XV hereof, if within sixty (60)
days of receiving Manager's written request Lessee fails to approve the changes, repairs, alterations, improvements, renewals or replacements to the Hotels which Manager determines in its reasonable judgment are necessary to (i) protect the Hotels, Lessee and/or Manager from innkeeper liability exposure; or (ii) ensure material compliance with any applicable code requirements pertaining to life safety systems requirements; or (iii) ensure material compliance with any
application  state,  local,  or  federal  employment  law,  including,   without
limitation,   the   Americans   with   Disabilities   Act,   then  Manager  may,
notwithstanding the provisions of Section 11.4, terminate this Agreement any time after such thirty (30) day period upon seven (7) days' written notice.


                                   ARTICLE VI

                        BANK ACCOUNTS AND OPERATING FUNDS

         Section 6.1 Bank Accounts. (a) All monies received by Manager in the operation of the Hotels shall be deposited on a daily basis in accounts, in Manager's name, as agent of Lessee, in the bank or trust company that is convenient to the physical location of each Hotel, as recommended by Manager and approved by Lessee (the "Local Depository Accounts"). Whenever possible, the choice of bank will be affiliated with Bank of America or other bank recommended by Manager and approved by Lessee (the "Master Bank"). Each Local Depository Account will be swept to a zero balance daily, by automated electronic means provided by the Master Bank, to a single cash concentration account (the "Concentration Account") at the Master Bank; provided that, Local Depository Accounts that are not included in the Master Bank's network will be transferred on Tuesday and Friday of each week (unless such days are not banking days, in which case the transfers shall occur on the next business day) by ACH drafts initiated by the Manager. The Concentration Account will be invested daily into an investment vehicle recommended by the Manager and approved by the Lessee, and investment income earned will be credited to each Hotel monthly on a prorata basis.

         (b) The Manager will establish a master disbursement account, a master payroll account and, as needed, master GM accounts at the Master Bank, each of which shall be a zero balance account (collectively, the "ZBA Accounts"), from which the Manager shall pay all operating expenses of the Hotels and any fees or compensation of any kind due it pursuant to this Agreement in accordance with the provisions of this Agreement. The ZBA Accounts shall be funded from the Concentration Account on a daily basis as items are presented for payment. However, for payments to vendors that require an electronic method of payment, Manager may remit payment to such vendors by ACH drafts drawn against the Master Bank's depository accounts.

         (c) All accounts established pursuant to this Article VI shall be in Manager's name, as agent of the Lessee, and the monies therein shall not be mingled with Manager's other funds. Withdrawals from all accounts established pursuant to this Article VI shall be signed or initiated by representatives of the Manager only, provided such representatives are bonded or otherwise insured.

         (d) Manager agrees to comply with the reasonable requirements of Lessee's lenders with respect to payments to lockbox accounts; provided that




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Manager shall not be required to pay to such  lockbox  accounts  its  management
Fees or amounts for which it is entitled to reimbursement.

         (e) Manager shall submit to the Lessee by the tenth (10th) calendar day of each Accounting Period a consolidated report detailing, by Hotel, the flow of cash into and out of the Concentration Account, including investment income, cash deposits, credit card deposits, payroll checks paid, operating expense checks paid, ACH drafts paid, wires transmitted to Lessee and any other use of cash. This report must also reconcile to the sum of the individual general ledger cash balances of each Hotel, provided that Lessee acknowledges that this bank reconciliation will be provided one month in arrears.

         Section 6.2 Minimum Balance. During the Term of this Agreement, Lessee shall maintain cash in the Concentration Account ("Operating Funds") sufficient in amount to properly operate the Hotels. If at any time during the Term, the funds in the Concentration Account fall below the Minimum Balance (as defined below), Lessee shall deposit in the Concentration Account additional funds in an amount equal to the difference between the funds therein and the Minimum
Balance.   The  minimum  balance  (the  "Minimum   Balance")   required  in  the
Concentration Account shall be an amount equal to (a) Fifty Thousand Dollars ($50,000) per Hotel for the following seven (7) Hotels: Seattle, WA Homewood Suites, Portland, OR Residence Inn, Orlando, FL Homewood Suites, Chicago, IL Homewood Suites, Jacksonville, FL Hampton Inn, Jacksonville Beach, FL Comfort Inn and Tucson, AZ Residence Inn plus (b) Twenty Thousand Dollars ($20,000) per Hotel for all other Hotels. On a daily basis, the funds in the Concentration Account in excess of the Minimum Balance will be transferred to the Lessee, by electronic wire, to arrive at Lessee's bank before 12 Noon Central CST.


                                   ARTICLE VII

                     BOOKS, RECORDS AND FINANCIAL STATEMENTS

         Section 7.1 Accounting System. Manager shall keep full and adequate books of account and other records reflecting the results of operation of the Hotels on an accrual basis, all in accordance with the Uniform System and consistent with Generally Accepted Accounting Principles. Manager may perform accounting services at Manager's affiliate's corporate office or at the Hotels. Manager reserves the right to contract, at Lessee's expense, with a qualified independent third party for payroll and other services to the extent that such a contract would be cost justified. Except for such books and records as Manager may elect to keep in its affiliate's corporate office or other suitable location pursuant to the operation of centralized accounting services, Manager shall keep the books of account and all other records relating to, or reflecting the operation of, the Hotels at the Hotels and, in any event, all such books and records (including payroll records) shall be available to Lessee and its representatives at all reasonable times for examination, audit, inspection and transcription. All of such books and records (other than payroll records), including, without limitation, books of accounts, guest records and front office records, at all times shall be the property of Lessee. Upon termination of this Agreement, all the books and records (other than payroll records) shall be turned over to Lessee to ensure the orderly continuation of the operation of the Hotels, but the books and records shall thereafter be available to the Manager at all reasonable times for inspection, audit, examination and transcription.




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         Section  7.2  Financial  Statements.  Manager  shall  deliver to Lessee within twenty (20) calendar days after the end of each Accounting Period and within twenty-five (25) calendar days after the end of each fiscal year the following:

         A. Profit & Loss Statement by Department with Month-End and Year-to-Date Actual and Budget

         B.    Balance Sheet

         Any disputes as to the contents of any such statements or any accounting matter hereunder, shall be determined by PricewaterhouseCoopers LLP or such other independent auditor mutually agreed upon by Lessee and Manager (the AIndependent Auditor@) whose decision shall be final and conclusive on Manager and Lessee.

                                  ARTICLE VIII

                              ANNUAL BUSINESS PLAN

         Section 8.1 Preparation of Annual Business Plan. At least sixty (60) days prior to the Management Commencement Date, Manager shall submit to Lessee an Annual Business Plan for each Hotel for Fiscal Year 2001. Thereafter, at least sixty (60) days prior to the end of each Fiscal Year, Manager shall submit an Annual Business Plan for each Hotel for the succeeding Fiscal Year. The Annual Business Plan shall include: an operating budget showing estimated Gross Operating Revenues, department profits, operating expenses, and Gross Operating Profit for the forthcoming Fiscal Year for the Hotel; and a marketing plan; all in reasonable detail and, where appropriate, with the basis for all assumptions expressly set forth. Lessee shall review the Annual Business Plan and either approve or notify Manager of any objections to the Annual Business Plan in writing within thirty (30) days of its receipt thereof. Lessee's approval of the Annual Business Plan shall not be unreasonably withheld or delayed. Manager acknowledges that Lessee shall prepare each Hotel's annual capital expenditure budget and that such budget shall not be subject to the approval of Manager. Lessee recognizes, however, that the capital expenditure budget and the implementation of such budget will have a direct impact on the operational performance of the Hotels. As a result, Lessee and Manager acknowledge that the performance standard of Section 11.2(B)(ii) of this Agreement, as well as the Incentive Fee and Additional Incentive Fee calculations, may need to be equitably adjusted upon mutual agreement of the parties in order to reflect material deviations from the scope and schedule of a capital expenditure budget approved by Lessee.

         Section 8.2 Annual Business Plan Disputes. If Manager and Lessee are
unable to agree  upon an Annual Business   Plan   or   any   details thereof,
until a new Annual Business Plan  is  agreed  to  Manager  shall operate  the
particular   Hotel  or Hotels in accordance  with the prior Fiscal Year's actual results,  with the following adjustments:

         A. The expenses provided therein shall be increased to be equal to the product of (1) the expenses in the prior Fiscal Year's actual results multiplied by (2) the CPI Quotient. As used herein, "CPI Quotient" shall mean (a) the Average Consumer Price Index for the twelve months ended on September 30 of the most recently completed Fiscal Year divided by (b) the Average Consumer Price Index for the twelve months ended on September 30 of the prior Fiscal Year. As used herein, the "Average Consumer Price Index" for any period shall be the average of the Consumer Price Index for all months during the period.

         B. The RevPAR provided therein shall be increased over the previous twelve (12) months' RevPAR, based upon the applicable Market Tract RevPAR growth percentage for the previous twelve
                 (12) months, as published by Smith Travel Research, for revenue growth.

If Lessee and Manager cannot agree upon an Annual Business Plan or any details thereof on or prior to January 31st of a Fiscal Year, the dispute shall be decided by submission to arbitration before one of the following three (3) independent arbitrators (each, an "Independent Arbitrator"), each of which shall be a hospitality industry expert:

                  1.  Arthur Andersen LP
                  2.  Ernst & Young
                  3.  Pannell Kerr Foster

The dispute shall be submitted initially to the first Independent Arbitrator on the above list; if the first Independent Arbitrator is unavailable for any reason it shall instead be submitted to the second Independent Arbitrator; and if the second Independent Arbitrator is unavailable for any reason it shall instead be submitted to the third Independent Arbitrator. In rendering his or her decision, the Independent Arbitrator shall take into account both the state of the economy and the conditions in the specific market in which the Hotel in question is located. The Independent Arbitrator shall render his or her decision within fourteen (14) days following the submission of the dispute, and such decision shall be final and binding upon the parties. Arbitration expenses shall not be an expense in determining Gross Operating Profit.

         Section 8.3 Deviations from Annual Business Plan. Manager shall diligently pursue all feasible measures to enable the Hotels to adhere to the Annual Business Plan. Notwithstanding anything herein to the contrary, Manager is not warranting or guaranteeing in any respect that the actual operating results of the Hotels during the period covered by the Annual Business Plan will not materially vary from the projections described in the Annual Business Plan. However, the Manager will provide explanations for all significant variances and programs put in place to correct or improve situations that deviate from the original plan.


                                   ARTICLE IX

                        MANAGER'S FEES AND REIMBURSEMENTS

         Section 9.1 Base Management Fee. During each Fiscal Year after the Management Commencement Date (and for a fraction of any partial Fiscal Year), in consideration of the services Manager is to render under this Agreement, Manager will be paid a fee ("Base Management Fee") per Hotel at the rate of the following percentage of Gross Operating Revenues of such Hotel per Fiscal Year:

         Fiscal Year       Base Management Fee
         -----------       -------------------
         2001              One percent (1%) of Gross Operating Revenues
         2002              Two percent (2%) of Gross Operating Revenues
         2003              Two percent (2%) of Gross Operating Revenues
         2004              Two percent (2%) of Gross Operating Revenues
         2005              Two and one-half percent (2 .5%) of Gross Operating
                           Revenues

         The Base Management Fee will be paid in installments by deducting such fee from Gross Operating Revenues of each Hotel immediately following each Accounting Period at the rate of the corresponding percentage of Gross Operating Revenues for that Accounting Period. At the end of each Accounting Period, an adjustment will be made on a cumulative year-to-date basis, if necessary, and all sums due either the Manager or Lessee shall be paid immediately.

         Section 9.2  Incentive Fees.

         A. In addition to the Base Management Fee, during each Fiscal Year after the Management Commencement Date (and for any partial Fiscal Year) in which Manager is to render services under this Agreement, for each Hotel in which the Gross Operating Profit amount equals the Gross Operating Profit amount budgeted in such Hotel's Annual Business Plan, Manager will be paid an incentive fee ("Incentive Fee") with respect to such Hotel equal to one-half percent (.5%) of the Gross Operating Revenues of such Hotel.

         B. In addition to the Base Management Fee and the Incentive Fee, during each Fiscal Year after the Management Commencement Date (and for any partial Fiscal Year) in which Manager is to render services under this Agreement, for each Hotel in which
                 (i) the actual Gross Operating Profit amount equals or exceeds the Gross Operating Profit amount budgeted in such Hotel's Annual Business Plan and (ii) the actual Gross Operating Revenues equals at least ninety-nine percent (99%) of the Gross Operating Revenues budgeted in such Hotel's Annual Business Plan, Manager will be paid an additional incentive fee ("Additional Incentive Fee") with respect to such Hotel as follows: for each one percent (1%) of actual audited Gross Operating Profit amount in excess of the budgeted Gross
                 Operating Profit amount, Manager will be paid an Additional Incentive Fee equal to one-tenth of one percent (0.1%) of the Gross Operating Revenues of such Hotel, up to the following maximum levels:

                  Fiscal Year       Maximum Additional Incentive Fee
                  -----------       --------------------------------
                  2001              One and one-half percent (1.5%) of Gross
                                        Operating Revenues
                  2002              One-half percent (0.5%) of Gross Operating
                                        Revenues
                  2003              One-half percent (0.5%) of Gross Operating
                                        Revenues
                  2004              One-half percent (0.5%) of Gross Operating
                                        Revenues
                  2005              One-half percent (0.5%) of Gross Operating
                                        Revenues

The Incentive Fee and the Additional Incentive Fee will be payable to Manager from Gross Operating Revenues of each applicable Hotel following the end of each Fiscal Year. The Manager will submit to the Lessee the calculation of the Incentive Fee and the Additional Incentive Fee along with the delivery of the year-end financial statements pursuant to Section 7.2, after which the Lessee shall have ten (10) calendar days to advise the Manager of any disagreement with such calculation. Following the Fiscal Year-end audit conducted by Lessee or Lessee's representatives (at Lessee's cost), an adjustment will be made if necessary, and all sums due either Manager or Lessee shall be paid immediately.

         Section 9.3 Accounting Fee. In addition to the Base Management Fee and the Incentive Fee, the Manager shall be paid a fee for centralized accounting services (the "Accounting Fee") equal to $1,000 per Hotel per Accounting Period during the Term of this Agreement and for one (1) Accounting Period after the applicable termination of this Agreement with respect to a Hotel. Such centralized accounting services consist of the processing of daily accounting transactions necessary for the preparation of the monthly financial statements, including general ledger, accounts payable, payroll (in conjunction with the payroll processing firm) and banking.

                                    ARTICLE X

                                    INSURANCE

         Section 10.1 Insurance Coverage. Manager, at the direction and approval of Lessee, shall provide and maintain, at Lessee's cost and expense, insurance sufficient to furnish to Lessee and Manager reasonable and adequate protection in the management and operation of the Hotels. Such insurance shall provide coverage for comprehensive general liability, automobile, garagekeepers liability, excess/umbrella liability, property insurance and boiler & machinery, all as more particularly set forth on the attached Exhibit B. All insurance shall be in the name of Lessee and Manager as the insureds and shall contain riders and endorsements adequately protecting the interests of Manager as it may appear including, without limitation, provisions for at least twenty (20) days' notice to Manager of cancellation or of any material change therein. Prior to the Management Commencement Date and the commencement of each Fiscal Year thereafter, Manager shall furnish Lessee with certificates evidencing the insurance coverages required pursuant to Exhibit B and with evidence of the payment of premiums therefor. Lessee agrees that it will utilize Manager's insurance program to satisfy the requirements of this Section 10.1; provided, however, if Lessee demonstrates to Manager that another insurer can provide the same insurance coverages at a cost which is more than ten percent (10%) below the cost of the insurance coverages obtained through Manager and on at least equal terms and quality of coverages, Lessee may require Manager to purchase such insurance coverages from such other insurer in the future. Notwithstanding the foregoing, Lessee cannot require Manager to terminate any then existing insurance coverages prior to their scheduled termination or expiration date. It shall be the Manager's obligation as the employer, at the Lessee's expense, to obtain Workers Compensation, Crime/Fidelity Bond, and Employment Practices coverages as set forth on Exhibit B. If Lessee becomes the employer, this obligation shall become the responsibility of the Lessee, at its own expense.

         Section 10.2 Waiver of Subrogation - Lessee Assumes Risk of Adequacy. Lessee shall have all policies of insurance provide that the insurance company will have no right of subrogation against either party hereto, their agents or employees. Lessee assumes all risks in connection with the adequacy of any insurance or self-insurance program, and subject to the provisions of Article XV hereof, waives any claim against Manager for any liability, costs or expenses arising out of any uninsured claim, in part or in full, of any nature whatsoever.


                                   ARTICLE XI

                        TERM OF AGREEMENT AND TERMINATION

         Section 11.1 Term. This Agreement shall be for a period commencing on the date hereof and unless sooner terminated as hereinafter provided, shall continue with respect to each Hotel until the applicable scheduled termination date (the "Scheduled Termination Date") set forth on Exhibit C attached hereto (with respect to each Hotel, the "Term"). The term "Termination Date" as used in this Agreement shall mean the earlier of the applicable Scheduled Termination Date or earlier termination as hereinafter provided.

         Section 11.2 Early Termination. This Agreement can be terminated earlier with respect to any individual Hotel or Hotels as described below. Upon termination of this Agreement with respect to any individual Hotel, the rights and obligations of the parties will cease with respect to such Hotel except as to fees and reimbursements due the Manager and other claims of liabilities of either party which accrued or arose before termination.

         A. Either Party can terminate this Agreement with respect to a Hotel if:

                  (i) the Hotel is damaged or destroyed by a casualty and the damaged portion of the Hotel cannot be reasonably repaired or restored within one (1) year of the occurrence of the event; or

                  (ii) the entire Hotel is taken in a condemnation proceeding or a portion of the Hotel is taken such that either party determines in its reasonable judgment that the Hotel cannot be operated at levels substantially like those experienced prior to the condemnation; or,

                  (iii) the other party shall: apply for or consent to the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets; file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due; make a general assignment for the benefit of creditors; file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating it a bankrupt or insolvent or approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety
                             (90) consecutive days; or

         B. The Lessee can terminate this Agreement with respect to a Hotel if:

                  (i) Manager shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement with respect to the Hotel and such default shall continue for a period of thirty
                             (30) days after notice thereof by Lessee to Manager, unless it is impossible for such breach of non-compliance to be remedied or corrected within such time due to no fault of Manager in which event, Manager shall remedy or correct such breach of non-compliance as soon as reasonably possible but in any event no later than ninety (90) days after such written notice unless the cure or remedy for such breach or non-compliance requires construction, in which event, Lessee shall proceed with such construction as expeditiously as possible and shall have a reasonable period of time to complete such work; or

                  (ii) Manager fails to achieve at least eighty-five percent (85%) of the annual budgeted Gross

                             Gross Operating Profit for the Hotel as approved by the Lessee as part of the Annual Business Plan for any two (2) consecutive Fiscal Years; provided, however, Manager shall have the right, but not the obligation, to cure such failure by within sixty
                             (60) days following the end of the second of such Fiscal Years contributing to Gross Operating Profit for such second Fiscal Year an amount necessary to cause Gross Operating Profit to equal at least eighty-five percent (85%) of the amount of Gross Operating Profit set forth in the Annual Business Plan for such second Fiscal Year, in which event Lessee shall have no right to terminate this Management Agreement with respect to such Hotel; or

                  (iii) the applicable franchise agreement for a Hotel is terminated, if such termination is solely due to Manager's failure to satisfy its obligations under this Agreement (and not as a result of Lessee's failure to satisfy any of Lessee's obligations under this Agreement or such franchise agreement); or

                  (iv) With respect to any Hotel that is not a Ramp-Up Hotel, Lessee or the owner of the Hotel sells the Hotel to a bona fide unaffiliated third party and either (a) Lessee pays to Manager a termination payment equal to (x) the aggregate Gross Operating Revenues for such Hotel during the immediately preceding twelve (12) month period multiplied by
                             (y) the then applicable aggregate Base Management Fee and Incentive Fee (but not Additional Incentive
                             Fee) percentages (based on the assumption that the Hotel achieves the budgeted Gross Operating Profit for the remainder of the Term applicable to such Hotel); or (b) within sixty (60) days following termination Lessee enters into a management agreement with Manager for a replacement hotel or hotels that are commercially reasonably acceptable to Manager and have budgeted annual Gross Operating Revenues no less than the actual annual Gross Operating Revenues of the terminated Hotel (provided that, if Lessee elects to replace pursuant to this clause (b), for any period in which a replacement management agreement is not yet in place Lessee shall pay to Manager the fees which Manager would have received for such period if the termination had not occurred); or

                  (v) With respect to any Ramp-Up Hotel, Lessee or the owner of the Hotel sells the Hotel to a bona fide unaffiliated third party and either (a) Lessee pays to Manager a termination payment equal to (x) if the sale occurs in 2001, the budgeted Gross Operating Revenues for such Hotel for Fiscal Year 2001 (increased by three percent (3%) for each succeeding Fiscal Year during the Term) multiplied by the then applicable aggregate Base Management Fee and Incentive Fee (but not Additional Incentive
                             Fee) percentages (based on the assumption that the Hotel achieves the budgeted Gross Operating Profit for the remainder of the Term applicable to such Hotel) and (y) if the sale occurs in Fiscal Year 2002 or thereafter, the actual Gross Operating Revenues for such Hotel for Fiscal Year 2001 (increased by three percent (3%) for each succeeding Fiscal Year during the Term) multiplied by the then applicable aggregate Base Management

                             Fee and Incentive Fee (but not Additional Incentive
                             Fee) percentages (based on the assumption that the Hotel achieves the budgeted Gross Operating Profit for the remainder of the Term applicable to such Hotel); or (b) within sixty (60) days following termination Lessee enters into a management agreement with Manager for a replacement hotel or hotels that are commercially reasonably acceptable to Manager and have budgeted annual Gross Operating Revenues no less than the actual annual Gross Operating Revenues of the terminated Hotel (provided that, if Lessee elects to replace pursuant to this clause (b), for any period in which a replacement management agreement is not yet in place Lessee shall pay to Manager the fees which Manager would have received for such period if the termination had not occurred);

                             For the purposes of clauses (iv) and (v), a "sale of a Hotel to a bona fide unaffiliated third party" shall include the sale of greater than fifty percent (50%) of the economic and controlling interests in the Lessee or the owner of the Hotel to a bona fide unaffiliated third party. Lessee anticipates that the number of terminations pursuant to the foregoing clauses (iv) and (v) will not exceed the following number per Fiscal Year:

                               Fiscal Year               Maximum Number of Sales
                               -----------               -----------------------
                                  2001                               6
                                  2002                               4
                                  2003                               3
                                  2004                               2
                                  2005                               1
                                                                    --

                                  Total                             16
                                                                    ==

                           Lessee shall not be prohibited from exceeding the maximum total of sixteen (16) of such terminations; provided, however, for each such termination prior to December 31, 2005 in excess of the maximum total of sixteen (16), the termination fee calculated pursuant to clause (iv) or (v) for such Hotel shall be doubled.

         C. The Manager can terminate with respect to a Hotel at any time if:

                  (i) Lessee fails to pay any amounts due to Manager with respect to the Hotel, followed by written notice from Manager to the Lessee and failure of the Lessee to remedy or correct same within thirty (30) ays after receipt of such notice; or

                  (ii) the Lessee fails to furnish required Operating Funds with respect to the Hotel in accordance with the provisions of Article VI hereof; or

                  (iii) Lessee fails to make any other payment with respect to the Hotel in accordance with the terms hereof when such payment is due and payable, followed by written notice from Manager to the Lessee and failure of the Lessee to remedy or correct same within thirty (30) days after receipt of such notice; or

                  (iv) there is a default under the terms and conditions of any security instruments executed in connection with the Hotel, which default has not been cured within the applicable cure period for such default, followed by written notice from Manager to the Lessee and failure of the Lessee to remedy or correct same within thirty (30) days after receipt of such notice; or

                  (v) Lessee fails to provide the funds to provide and maintain the insurance policies with respect to the Hotel called for in Article X; or

                  (vi) any licenses for the sale of alcoholic beverages in the Hotel, if applicable, or any other license or permit necessary for the operation of the Hotel is not issued on the Management Commencement Date and thereafter maintained throughout the term of this Agreement, followed by written notice from Manager to the Lessee and failure of the Lessee to remedy or correct same within thirty (30) days after receipt of such notice (unless Lessee is diligently pursuing such license or permit in good faith and the lack of such license or permit does not materially impair the operation of the Hotel); or

                  (vii) there is a breach of, or non-compliance by the Lessee with any other material term, condition or covenant contained in this Agreement with respect to the Hotel followed by written notice from Manager to the Lessee and failure of the Lessee to remedy or correct same within thirty (30) days after receipt of such notice, unless it is impossible for such breach of non-compliance to be remedied or corrected within such time due to no fault of Lessee, in which event, Lessee shall remedy or correct such breach of non-compliance as soon as reasonably possible but in any event no later than ninety (90) days after such written notice unless the cure or remedy for such breach or non-compliance requires construction, in which event, Lessee shall proceed with such construction as expeditiously as possible and shall have a reasonable period of time to complete such work.

         Section 11.3 Remedies on Default. Notwithstanding the other provisions of this Article XI, the party asserting a default hereunder may, without prejudicing its rights to terminate this Agreement pursuant to this Article XI, seek arbitration in accordance with the provisions of Section 16.6 hereof, or any other legal or equitable remedy.

         Section 11.4  Termination Procedure.

         A. If a termination occurs pursuant to Section 11.2(A), the party electing to terminate shall give the other party written notice of such election. On the date which is thirty (30) days after the date of such notice, Manager shall cease all activities at the Hotel and shall have no further obligations under this Agreement.

         B. If a termination occurs pursuant to Section 11.2(B)(i), Lessee shall give Manager written notice of such election to terminate. On the date which is ten (10) days after the date of such notice, Manager shall cease all activities at the Hotel and shall have no further obligations under this Agreement.

         C. If a termination occurs pursuant to Section 11.2(B)(ii), Lessee shall give Manager written notice of such election to terminate within ninety (90) days following the end of the second consecutive Fiscal Year. On the date which is thirty
                  (30) days after the date of such notice, Manager shall cease all activities at the Hotel and shall have no further obligations under this Agreement.

         D. If a termination occurs pursuant to Section 11.2(B)(iii), Lessee shall give Manager written notice of its election to terminate thereunder within ninety (90) days following the termination of the applicable franchise agreement. On the date which is thirty (30) days after the date of such notice, Manager shall cease all activities at the Hotel and shall have no further obligations under this Agreement.

         E.       If a termination  occurs  pursuant to Section  11.2(B)(iv)  or
                  (v), Lessee shall give Manager at least sixty (60) days prior written notice of such election to terminate. On the date specified in such notice, Manager shall cease all activities at the Hotel and shall have no further obligations under this Agreement.

         F. If a termination occurs pursuant to Section 11.2(C), Manager shall give to Lessee written notice of such election. Any time thereafter, Manager may, on ten (10) days' written notice, cease all activities at the Hotel and thereafter have no further obligations under this Agreement.

         G. After the notice is given, and prior to the date Manager ceases activities at the Hotel, Manager shall be paid any and all fees or expenses due it pursuant to this Agreement, and Manager shall cooperate with Lessee in the orderly transfer of management to Lessee or Lessee's designated agent.

         H. Lessee acknowledges that Lessee is obligated to pay expenses incurred on or before the date of termination including those that must be paid by the Manager after its termination of activities at the Hotel. A budget will be prepared for Lessee's approval and an accounting will be made of these monies and surpluses will be sent to Lessee. Any deficits from the Hotel's Operating Funds will be funded by Lessee within five (5) days of written request from Manager.

         Section 11.5 Non-Solicitation of Employees. During the period ending one year from the termination or expiration of this Agreement, Lessee shall not, directly or indirectly, hire or solicit for hire (whether as an employee, consultant or otherwise) any employees of Manager or an affiliate of Manager employed or based out of Manager's Pittsburgh, Pennsylvania or Orlando, Florida offices, without the prior written consent of Manager. Nothing in this Section
11.5 is intended to restrict Lessee's rights under Section 3.3 hereof.

                                   ARTICLE XII

                          REPRESENTATIONS AND COVENANTS

         Section 12.1 Lessee's Representations. Lessee covenants, represents and warrants as follows:

         A. The Lessee is the lessee of the Hotels and has full power and authority to enter into this Agreement;

         B. Each Hotel is zoned for use as a hotel, motor hotel or resort, and all necessary governmental and other permits and approvals for such use and for the food and beverage (including the sale and service of liquor, if applicable) operations of the Hotels have been obtained and are in full force and effect; and

         C. Throughout the term of this Agreement, the Lessee will pay, keep, observe and perform all payments, terms, covenants, conditions and obligations under any lease or other concession, any deed of trust, mortgage or other security agreement, and any real estate taxes or assessments covering or affecting the Hotels, unless compliance with or payment thereof is, in good faith, being contested and enforcement thereof is stayed.

         Section 12.2 Manager's Representations. A. During the Term of this Agreement, the Manager shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the "Code"). To that end, during the Term of this Agreement, the Manager:

         (i) shall not permit wagering activities to be conducted at or in connection with the Hotels;
         (ii) shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of Equity Inns, Inc.;
         (iii) shall be actively engaged in the trade or business of operating "qualified lodging facilities" (defined below) for persons who are not "related persons" within the meaning of
                  Section 856(d)(9)(F) of the Code with respect to Equity Inns, Inc. or the [Lessee] ("Unrelated Persons"). In order to meet this requirement, the Manager agrees that it (i) shall derive at least 10% of both its revenue and profit rom operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code section (so long as the Lessee has advised the Manager in writing of such regulations or other administrative guidance).

A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to Equity Inns, Inc.

B. During the Term of this Agreement, the Manager shall not sublet the Hotel or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole in part, on either (i) the net income or profits derived by the business activities of the sublessee or (ii) any other formula such that any portion of the rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.


                                  ARTICLE XIII

                                   ASSIGNMENT

         Section 13.1 Assignment. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other; provided, however, that (a) Manager shall have the right, without such consent, to irrevocably and totally assign its interest in this Agreement to any of its Affiliates or to an entity under the control of then current senior executives of Interstate Hotels Corporation, an Affiliate of Manager and (b) Lessee shall have the right, without such consent, to irrevocably and totally assign its interest in this Agreement to any of its Affiliates or to an entity under the control of then current senior executives of Equity Inns, Inc., an Affiliate of Manager. Nothing contained herein shall prevent the transfer of this Agreement in connection with a merger or consolidation of substantially all of the assets of either party or their respective Affiliates. In the event of consent by either party to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Lessee or Manager of its interest in this Agreement shall not relieve Lessee or Manager, as the case may be, from their respective obligations hereunder unless the assignee accepts full responsibility for performance of the same.


                                   ARTICLE XIV

                                      TAXES

         Section 14.1 Real Estate and Property Taxes. All real estate and ad valorem property taxes, assessments and similar charges on or relating to the Hotels during the term of this Agreement shall be paid by Lessee before any fine, penalty or interest is added thereto or lien placed upon the Hotels or this Agreement, unless payment thereof is, in good faith, being contested and enforcement thereof is stayed. Manager's responsibilities specifically exclude the preparation, filing or contesting of these taxes.

                                   ARTICLE XV

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         Section 15.1 Indemnification and Limitation of Liability. Lessee shall hold harmless, indemnify and, subject to Section 15.3 hereof, defend Manager and its Affiliates and their respective agents, employees, officers, directors and shareholders from and against all expenses incurred by Manager or its Affiliates which, in Manager's sole judgment, were or are necessary or desirable for the operation of the Hotels in accordance with the terms of this Agreement, and all claims (administrative or judicial), damages, losses and expenses (including, but not limited to, attorneys' fees for pre-trial, trial and appellate proceedings, accounting fees, appraisal fees and consulting and expert witness fees) arising out of or resulting from Manager's activities performed pursuant to this Agreement, any franchise agreement, any past or future building code or life/safety code violations, and injury to person(s) and damage to property or business by reason of any cause whatsoever in and about the Hotels or elsewhere, and any requirement or award relating to course of employment, working conditions, wages and/or compensation of employees or former employees at the Hotels, unless any such injury or damage is caused by gross negligence, willful misconduct, or fraud on the part of Manager, its agents, employees, or representatives. Notwithstanding the foregoing, without Owner's prior approval, Manager shall not settle any employment-related case in which the Owner would be required to make a settlement payment in excess of $5,000. Any indemnification shall apply regardless of whether or not said claim, damage, loss or expense is covered by insurance as herein provided (however, the indemnified party shall not be entitled to a duplicate recovery with respect to a claim, damage, loss or expense).

         Section 15.2 Manager's Indemnification. Manager shall hold harmless, indemnify and defend Lessee and its Affiliates, and their respective agents, employees, officers, directors and shareholders, from and against all claims, damages, losses and expenses (including, but not limited to, attorneys' fees for pre-trial, trial and appellate proceedings) arising out of or resulting from Manager's gross negligence (including Manager's violation of a law as determined pursuant to a final, unappealable order issued by a court of competent jurisdiction), willful misconduct or fraud.

         Section 15.3 Indemnification Procedure. Upon the occurrence of an event giving rise to indemnification, the party seeking indemnification shall notify the other party hereto and provide the other party hereto with copies of any documents reflecting the claim, damage, loss or expense. The party seeking indemnification is entitled to engage such attorneys and other persons to defend against the claim, damage, loss or expense, as it may choose subject to reasonable approval of the party providing indemnification. The party providing indemnification shall pay the reasonable charges and expenses of such attorneys and other persons on a current basis within twenty (20) days of submission of invoices or bills. If any claim, lawsuit or action (administrative or judicial) is maintained against Manager, Lessee or the Hotels due to allegations or actions arising prior to the Term, Lessee shall bear full and complete responsibility for the defense of the Hotels, the Lessee, the Manager, specifically including all legal fees and necessary and attendant expenses for the vigorous defense and representation of the interests of the Manager (for pre-trial, trial and appellate proceedings), the Hotels and the Lessee. Lessee shall support and pay for all legal fees and representations necessary to remove Manager from any claim, action (administrative or judicial), or lawsuit covered by this provision.

         Section 15.4 No Successor Liability. Notwithstanding anything herein to the contrary, neither Manager nor its affiliates shall be liable as a successor employer or entity for any actions Lessee or Lessee's predecessors may have taken in the employer-employee relationship with Lessee's current or former employees or employees of Lessee's agents before the commencement of the Term. Specifically, Manager shall not be liable or responsible in any manner for, and Lessee shall indemnify and hold Manager harmless from, pending claims, lawsuits, actions (administrative or judicial), or unasserted claims arising out of Lessee's or Lessee's predecessors' ownership, operation, or employment of employees of the Hotels.

         Section 15.5 Survival. The provisions of this Article XV shall survive the termination of this Agreement.


                                   ARTICLE XVI

                                  MISCELLANEOUS

         Section 16.1 Severability. In the event that any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship to Manager or Lessee or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

         The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         Section 16.2 Agency. The relationship of Lessee and Manager shall be that of principal and agent. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Neither party shall borrow money in the name of, or pledge the credit of, the other. Manager's agency established by this Agreement may not be terminated by Lessee except in accordance with the terms hereof.

         Section 16.3 Consents. Except as herein otherwise provided, whenever in this Agreement the consent or approval of Lessee or Manager is required, such consent or approval shall not be unreasonably withheld or delayed. Such consent or approval shall be in writing only and shall be duly executed by an authorized officer or agent of the party granting such consent or approval.

         Section 16.4 Applicable Law. This Agreement shall be construed under, and governed in accordance with, the laws of the State of Tennessee.

         Section 16.5 Successors Bound. This Agreement shall be binding upon and inure to the benefit of Lessee, its successors and assigns, and shall be binding and inure to the benefit of Manager and its permitted assigns.

         Section 16.6 Arbitration. In the event a dispute should arise concerning the interpretation or application of any of the provisions of this Agreement, the parties agree the dispute shall be submitted to arbitration of the American Arbitration Association, except as modified by this Section 16.6. The Arbitration Tribunal shall be formed of three (3) Arbitrators each of which shall have at least ten (10) years' experience in hotel operation, management or ownership, one (1) to be appointed by each party and the third (3rd) to be appointed by the American Arbitration Association. The arbitration shall take place in Pittsburgh, Pennsylvania and shall be conducted in the English language. The arbitration award shall be final and binding upon the parties hereto and subject to no appeal, and shall deal with the question of costs of arbitration and all matters related thereto. Arbitration expenses shall not be an expense in determining Gross Operating Profit. Judgment upon the award rendered may be entered into any court having jurisdiction, or applications may be made to such court for an order of enforcement.

         Section 16.7 Incorporation of Recitals. The recitals set forth in the preamble of this Agreement are hereby incorporated into this Agreement as if fully set forth herein.

         Section 16.8 Force Majeure. If act of God, acts of war, acts of terrorism, civil disturbance, labor strikes, governmental action, including the revocation of any material license or permit necessary for the operation contemplated in this Agreement where such revocation is not due to Manager's fault, or any other causes beyond the control of Manager shall, in Manager's reasonable opinion, have a significant adverse effect upon the operations of the Hotels, then Manager shall be entitled to terminate this Agreement upon sixty
(60) days' written notice from the date of such event; provided, however, such termination shall not be effective if the event giving rise to the termination has been cured to the reasonable satisfaction of Manager within such sixty (60) day period.

         Section 16.9 Notices. Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail or by Federal Express or other similar overnight mail service, return receipt requested:


To Lessee:                                  with copy to:
---------
ENN LEASING COMPANY, INC.                   HUNTON & WILLIAMS
7700 Wolf River Boulevard                   951 E. Byrd Street
Germantown, TN 38138                        Riverfront Plaza, East Tower
Attn:  Corporate Secretary                  Richmond, VA  23219-4074
Phone: (901)754-7774                        Attn:   David C. Wright
Fax:   (901)754-2374                        Phone:  (804)788-8638
                                            Fax:    (804)788-8218

To Manager:                                 with copy to:
----------
CROSSROADS HOSPITALITY COMPANY,             CROSSROADS HOSPITALITY COMPANY,
L.L.C.                                      L.L.C.
Foster Plaza Ten, 680 Andersen Drive        Foster Plaza Ten, 680 Andersen Drive
Pittsburgh, PA  15220                       Pittsburgh, PA  15220
Attn:   President                           Attn:   General Counsel
Phone:  (412)937-0600                       Phone:  (412)937-0600
Fax:    (412)937-8055                       Fax:   (412)937-3265



or at such other address as from time to time designated by the party receiving the notice.

         Section 16.10 Entire Agreement. This Agreement, together with other writings signed by the parties expressly stated to be supplementing hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         Section 16.11 Time. Time is of the essence with respect to this Agreement.

         Section 16.12 Attorneys' Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable costs and expenses, including without limitation, attorneys' fees.

         Section 16.13       Complimentary Rooms.

         A. Without Lessee's approval, (1) complimentary rooms provided to general managers at Hotels in connection with relocations shall not exceed sixty (60) days per relocation and (2) complimentary rooms provided to other manager-level employees at Hotels in connection with relocations shall not exceed thirty (30) days per relocation.

         B. With respect to the Orlando, Florida Homewood Suites (the "Orlando Hotel"), the following practices shall apply with respect to complimentary and reduced rate rooms provided to employees or business associates of Manager or Manager's affiliates:

                  1. rooms used for persons traveling for business purposes related to Manager's Orlando, FL corporate office, including, regional staff visits, relocation of corporate staff, task force employees, employee interviews, training classes and Manager's visits by business associates: if the Orlando Hotel's occupancy is equal to or less than 95%, Manager shall be entitled to charge the rooms at Manager's employee rate; and if the Orlando Hotel's occupancy is greater than 95%, Manager shall be entitled to charge the rooms at the Orlando Hotel's corporate rate;

                  2. rooms for persons traveling for business purposes related to the Orlando Hotel: Manager shall be entitled to provide complimentary rooms;

                  3. rooms for employees of Manager or Manager's affiliates traveling for non-business purposes: for corporate associates, Manager shall be entitled to provide complimentary rooms; and for hotel associates, Manager shall be entitled to charge the rooms at Manager's employee rate, each on a space available basis.

         Section 16.14. Subordination. This Agreement shall be subordinate to any mortgage encumbering a Hotel, and Manager agrees to enter into a lender-manager agreement with respect to each Hotel, which agreement shall contain reasonable lender-manager provisions, including, without limitation, Manager's acknowledgment that its real estate interest in and to a Hotel, if any, created by this Agreement is subordinate to any mortgage encumbering such Hotel, including providing any purchaser of such Hotel at a foreclosure sale or deed-in-lieu of foreclosure (including the lender) with the right to terminate this Agreement with respect to such Hotel; provided, however, in no event will Manager agree to subordinate or waive its right to receive fees, reimbursements or indemnification payments under the this Agreement arising prior to termination (but (a) if this Agreement is terminated by the lender or such purchaser with respect to such Hotel, Manager shall not look to the lender for payment of such fees, reimbursements or indemnification payments and Manager's right to receive such fees, reimbursements or indemnification payments shall be subordinated to the lender's rights and (b) if this Agreement is not terminated by the lender or such purchaser with respect to such Hotel, then such fees, reimbursements or indemnification payments shall be payable by the lender or such purchaser).

         Section 16.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         Section 16.16 Compliance with Franchise Agreement. During the Term of this Agreement and so long as a Hotel is licensed as a Marriott International, Inc. ("Marriott") product, the following provisions shall apply to such Hotel:

         A. Subject to the provisions of this Agreement, Owner and Manager acknowledge and agree that the Manager shall have the authority for the day-to-day management of the Hotel;

         B. Subject to the provision by Owner of sufficient funds to so comply, the Manager will operate the Hotel during the Term of this Agreement in strict compliance with the Marriott license agreement (the "License Agreement");

         C. Except in extraordinary circumstances, such as theft or fraud on the part of the Manager or default by Lessee under the License Agreement caused by the Manager for which the Lessee needs to promptly remove the Manager from the Hotel, this Agreement shall not be terminated by Lessee without at least thirty (30) days' prior written notice to Marriott;

         D. If there are conflicts between any provision(s) of this Agreement and the License Agreement, the provision(s) of the License Agreement shall control; and

         E. Manager and Owner acknowledge that the License Agreement permits Marriott to communicate directly with the Manager regarding day-to-day operation of the Hotel.



                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


ATTEST:                          LESSEE:
                                 ENN LEASING COMPANY, INC., a
                                 Tennessee corporation


                                 By:
                                 Name:
                                 Title:



ATTEST:                          MANAGER:
                                 CROSSROADS HOSPITALITY COMPANY, L.L.C.



                                 By:
                                 Kevin P. Kilkeary
                                 President and Chief Operating Officer